Exhibit 99.1



        Friendly Ice Cream Corporation Reports Record Results;
            52% Increase in Third Quarter 2003 Net Income


    WILBRAHAM, Mass.--(BUSINESS WIRE)--Oct. 23, 2003--Friendly Ice Cream Corporation (AMEX: FRN) today reported record net income for the three-months-ended September 28, 2003 of $5.3 million, or $0.70 per share, an increase of 52% when compared to the net income of $3.5 million, or $0.46 per share, reported for the three-months-ended September 29, 2002.
    Comparable systemwide restaurant sales increased 3.5% for the 2003 third quarter as compared to the prior year (2.9% increase for company restaurants and 5.1% increase for franchise restaurants). This increase marks the Company's eleventh consecutive quarter of positive comparable systemwide restaurant sales growth. Total company revenues for the three-months-ended September 28, 2003 were $160.4 million, an increase of 1.3%, as compared to total revenues of $158.3 million for the three-months-ended September 29, 2002.
    Net income for the nine-months-ended September 28, 2003 was $6.9 million, or $0.91 per share compared to net income of $6.9 million, or $0.91 per share, reported for the nine-months-ended September 29, 2002. Included in 2002 results was the favorable impact of $0.4 million pre-tax, or $0.03 per share, from the reduction of the Company's restructuring reserve.
    Total company revenues increased $5.0 million, or 1.1%, to $444.7 million for the nine-months-ended September 28, 2003 from $439.7 million for the same period in 2002. Year-to-date, comparable systemwide restaurant sales increased 2.8% (1.9% increase for company restaurants and 4.9% increase for franchise restaurants).
    "We are very pleased with the Company's continued revenue growth and profitability," stated John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream. "Eleven consecutive quarters of positive comparable systemwide restaurant sales is the result of continued improvements to guest satisfaction and targeted marketing. Guest satisfaction, supported by training initiatives and management incentive programs, continues to be the top priority for Friendly's."
    Cutter continued, "During the third quarter, we re-modeled two restaurants as part of our Impact Re-model program. The Impact program enhances the guest experience by improving the appearance of our restaurants and reinforces our 68-year ice cream heritage. Also during the quarter, our franchisees opened one new franchise restaurant. Year-to-date, we opened one new company restaurant and our franchisees opened three new franchise restaurants. We plan to open two new company restaurants and our franchisees plan to open three new franchise restaurants during the fourth quarter."

    Business Segment Results

    In the 2003 third quarter, pre-tax income in the restaurant segment increased 23.4% to $13.7 million, or 10.7% of restaurant revenues, from $11.1 million, or 8.9% of restaurant revenues, in the third quarter 2002. The increase in pre-tax income was the result of a 2.9% improvement in comparable company restaurant sales, a 0.4% reduction in restaurant cost of sales due in part to improved food cost controls and lower restaurant operating expenses for maintenance and advertising. Partially offsetting these items was an increase in restaurant labor and fringe benefit costs.
    Pre-tax income in the Company's foodservice segment was $4.8 million in the third quarter of 2003 compared to $4.6 million in the third quarter 2002. The increase was mainly due to higher sales to franchisees and efficiencies in the Company's manufacturing facilities as a result of increased manufactured volumes of ice cream and related products. Partially offsetting this increase was a 7.6% decrease in case volume in the retail supermarket business. Retail case volume, however, has increased by 3.6% year-to-date.
    Pre-tax income in the franchise segment decreased slightly in the 2003 third quarter to $1.7 million from $1.8 million in the prior year. The decrease is due to lower franchise rental income and fees. Partially offsetting these decreases is higher royalty revenue from increased comparable franchise restaurant sales of 5.1% for the quarter.
    Corporate expenses of $12.5 million in the third quarter of 2003 increased by $0.2 million, or 1%, as compared to the third quarter of 2002 primarily due to salary merit increases and a reduction in the benefit realized from the Company's pension plan when compared to the prior year. These increases were partially offset by lower depreciation expense associated with certain purchased software at the Company's headquarters and lower interest expense resulting from reduced debt levels.
    On October 2, 2003, Moody's Investors Service confirmed all ratings of Friendly Ice Cream Corporation and changed the company's rating outlook to positive from stable. The revision in the outlook was based on Moody's expectation that the company will continue the recent pattern of operating progress and improvements in financial flexibility.
    An investor conference call to review third quarter 2003 results will be held on Friday, October 24, 2003 at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at www.friendlys.com, or go to www.streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.
    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 530 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 3,500 supermarkets and other retail locations. With a 68-year operating history, Friendly's enjoys strong brand recognition and is currently revitalizing its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).


                    Friendly Ice Cream Corporation
                Consolidated Statements of Operations
            (In thousands, except per share and unit data)
                             (unaudited)

                                  Quarter Ended    Nine Months Ended
                                Sep 28,   Sep 29,   Sep 28,   Sep 29,
                                  2003     2002      2003       2002

Restaurant Revenues            $127,605  $124,885  $353,775  $351,034
Foodservice Revenues             30,174    30,766    83,377    81,293
Franchise Revenues                2,571     2,663     7,536     7,342

REVENUES                        160,350   158,314   444,688   439,669

COSTS AND EXPENSES:
  Cost of sales                  56,561    57,079   157,717   156,071
  Labor and benefits             45,402    43,457   127,326   123,618
  Operating expenses             29,510    30,946    85,112    84,408
  General and administrative
   expenses                       9,939     9,369    28,397    26,649
  Reduction of restructuring
   reserve                            -         -         -      (400)
  Write-downs of property and
   equipment                         26         -        26       431
  Depreciation and amortization   5,391     6,097    16,764    19,170
Loss on franchise sales of
 restaurant operations and
 properties                           -        21         -        21
Loss (gain) on sales of other
 property and equipment, net         91      (150)    1,499       491

OPERATING INCOME                 13,430    11,495    27,847    29,210

Interest expense, net             6,048     6,212    18,242    18,764

INCOME BEFORE PROVISION FOR
  INCOME TAXES                    7,382     5,283     9,605    10,446

Provision for income taxes       (2,067)   (1,795)   (2,689)   (3,551)

NET INCOME AND COMPREHENSIVE
 INCOME                          $5,315    $3,488    $6,916    $6,895


NET INCOME PER SHARE:
  Basic                           $0.71     $0.47     $0.93     $0.94
  Diluted                         $0.70     $0.46     $0.91     $0.91

WEIGHTED AVERAGE SHARES:
  Basic                           7,452     7,379     7,436     7,366
  Diluted                         7,606     7,607     7,577     7,574

NUMBER OF COMPANY UNITS:
Beginning of period                 382       390       387       393
Openings                              -         -         1         -
Closings                             (2)       (1)       (8)       (4)
End of period                       380       389       380       389

NUMBER OF FRANCHISED UNITS:
Beginning of period                 162       165       162       167
Openings                              1         1         3         4
Closings                             (2)       (4)       (4)       (9)
End of period                       161       162       161       162


                   Friendly Ice Cream Corporation
                Consolidated Statements of Operations
                    Percentage of Total Revenues
                             (unaudited)

                                         Quarter       Nine Months
                                          Ended           Ended
                                     Sep 28,  Sep 29, Sep 28,  Sep 29,
                                       2003    2002    2003     2002

Restaurant Revenues                    79.6 %  78.9 %  79.6 %  79.8 %
Foodservice Revenues                   18.8 %  19.4 %  18.7 %  18.5 %
Franchise Revenues                      1.6 %   1.7 %   1.7 %   1.7 %

REVENUES                              100.0 % 100.0 % 100.0 % 100.0 %

COSTS AND EXPENSES:
  Cost of sales                        35.3 %  36.1 %  35.5 %  35.5 %
  Labor and benefits                   28.3 %  27.4 %  28.6 %  28.1 %
  Operating expenses                   18.4 %  19.5 %  19.1 %  19.2 %
  General and administrative expenses   6.2 %   5.9 %   6.4 %   6.1 %
  Reduction of restructuring reserve       -       -       -   (0.1)%
  Write-downs of property and
   equipment                               -       -       -    0.1 %
  Depreciation and amortization         3.4 %   3.9 %   3.8 %   4.4 %
Loss on franchise sales of restaurant
  operations and properties                -       -       -       -
Loss (gain) on sales of other
 property and equipment, net               -   (0.1)%   0.3 %   0.1 %

OPERATING INCOME                        8.4 %   7.3 %   6.3 %   6.6 %

Interest expense, net                   3.8 %   4.0 %   4.1 %   4.2 %

INCOME BEFORE PROVISION FOR
  INCOME TAXES                          4.6 %   3.3 %   2.2 %   2.4 %

Provision for income taxes             (1.3)%  (1.1)%  (0.6)%  (0.8)%

NET INCOME AND COMPREHENSIVE INCOME     3.3 %   2.2 %   1.6 %   1.6 %


                     Friendly Ice Cream Corporation
                 Condensed Consolidated Balance Sheets
                             (In thousands)

                                            September 28, December 29,
                                                 2003         2002
                                              (unaudited)

                                 Assets

  Current Assets:
    Cash and cash equivalents                   $31,551     $34,341
    Other current assets                         38,446      38,964
  Total Current Assets                           69,997      73,305

  Property and Equipment, net                   163,518     158,373

  Intangibles and Other Assets, net              24,132      25,520

                                               $257,647    $257,198


                 Liabilities and Stockholders' Deficit

  Current Liabilities:
    Current maturities of debt, capital
      lease and finance obligations              $1,852      $2,393
    Other current liabilities                    65,750      70,344
  Total Current Liabilities                      67,602      72,737

  Deferred Income Taxes                           3,856       1,533

  Capital Lease and Finance Obligations           5,135       5,044

  Long-Term Debt                                228,258     231,830

  Other Long-Term Liabilities                    49,170      49,756

  Stockholders' Deficit                         (96,374)   (103,702)

                                               $257,647    $257,198


                    Friendly Ice Cream Corporation
                Selected Segment Reporting Information:
                            (in thousands)

                                 For the Three        For the Nine
                                  Months Ended        Months Ended
                            September  September  September  September
                                2003     2002 (1)   2003      2002 (1)
Revenues before elimination
 of intersegment revenues:
Restaurant                    $127,605  $124,885  $353,775  $351,034
Foodservice                     66,352    66,331   183,311   180,007
Franchise                        2,571     2,663     7,536     7,342
Total                         $196,528  $193,879  $544,622  $538,383

Intersegment revenues:
Foodservice                   $(36,178) $(35,565) $(99,934) $(98,714)

Revenues:
Restaurant                    $127,605  $124,885  $353,775  $351,034
Foodservice                     30,174    30,766    83,377    81,293
Franchise                        2,571     2,663     7,536     7,342
Total                         $160,350  $158,314  $444,688  $439,669

EBITDA (2):
Restaurant (3)                 $17,308   $15,088   $41,791   $42,356
Foodservice (3)                  5,573     5,439    14,020    14,403
Franchise (3)                    1,769     1,862     5,332     4,998
Corporate (3)                   (5,484)   (4,771)  (14,836)  (13,154)
(Loss) gain on property and
 equipment, net, excluding
 write-downs of property
 and equipment                    (265)      143    (1,487)      110
Reduction of restructure
 reserve                             -         -         -       400
Total                          $18,901   $17,761   $44,820   $49,113

Interest expense, net           $6,048    $6,212   $18,242   $18,764

Depreciation and amortization:
Restaurant                      $3,648    $4,019   $11,412   $12,006
Foodservice                        770       798     2,253     2,469
Franchise                           39        63       116       202
Corporate                          934     1,217     2,983     4,493
Total                           $5,391    $6,097   $16,764   $19,170

Other non-cash expenses:
Corporate                          $54      $169      $183      $302
Write-downs of property and
 equipment                          26         -        26       431
Total                              $80      $169      $209      $733

Income (loss) before benefit
 from income taxes:
Restaurant (3)                 $13,660   $11,069   $30,379   $30,350
Foodservice (3)                  4,803     4,641    11,767    11,934
Franchise (3)                    1,730     1,799     5,216     4,796
Corporate (3)                  (12,520)  (12,369)  (36,244)  (36,713)
                                 7,673     5,140    11,118    10,367
(Loss) gain on property and
 equipment, net, excluding
 write-downs of property
 and equipment                    (291)      143    (1,513)     (321)
Reduction of restructure
 reserve                             -         -         -       400
Total                           $7,382    $5,283    $9,605   $10,446

(1) Certain amounts have been reclassified to conform with the current period presentation.

(2) EBITDA represents net income before (i) benefit from income taxes,
    (ii) interest expense, net, (iii) depreciation and amortization,
    (iv) write-downs of property and equipment and (v) other non-cash items. The Company has included information concerning EBITDA in this schedule and its Form 10-Q because the Company's management incentive plan pays bonuses based on achieving EBITDA targets and the Company believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(3) Amounts are prior to gains (losses) on property and equipment



    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-543-2400 x3317
             or
             Media Contact:
             Maura Tobias, 413-543-2400 x2814